Exhibit 99.1

Contacts:
Ana Cano (Media) ana.cano@eurorscg.com 212.367.6920	Roger Sachs, CFA (Investors/Analysts) sachsr@dnb.com 973.921.5914

D&B Reports 2010 Results;

Reports on the Progress of the Strategic Technology

Investment; and Provides 2011 Financial Guidance

•	2010 Full Year Diluted EPS Before Non-Core Gains and Charges Up 4%; GAAP Diluted EPS Down 17%, Due to Non-Core Gains and Charges;

•	Full Year Core Revenue Up 3% Both Before and After the Effect of Foreign Exchange;

•

Full Year Total Revenue on a GAAP Basis Down 1% Both Before and After the Effect of Foreign Exchange, Reflecting the Impact of the Divestments of our Self Awareness Solutions Business and Domestic Portion of our Italian Operation;

•	Declares Increased Quarterly Cash Dividend of $0.36 Per Share.

Short Hills, NJ – February 2, 2011 – D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the fourth quarter and full year ended December 31, 2010. The Company also announced its 2011 financial guidance and expected financial flexibility savings.

“Our 2010 performance was in-line with our expectations and we made significant strides as the year progressed. North America performance improved in the second half of the year, and International continued its trajectory of double-digit growth. We have made important progress against our Strategic Technology Investment, with the completion of the data center migration, enhancements to global data quality and the launch of three new products in the market place. We feel good about our progress in 2010 and expect to build on this momentum as we enter 2011,” said Sara Mathew, D&B’s Chairman and Chief Executive Officer.

Fourth Quarter 2010 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2010, were $1.92, up 10% from $1.75 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended December 31, 2010, were $1.85, up 15% from $1.61 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the fourth quarter of 2010 was $481.7 million, up 7% from the prior year similar period both before and after the effect of foreign exchange. Deferred revenue was $578.1 million, up 7% from the prior year similar period, continuing the positive trajectory that began in the fourth quarter of 2009.

Core results for the fourth quarter of 2010 reflect the following by solution set:

•	Risk Management Solutions revenue of $285.2 million, up 9% before the effect of foreign exchange (up 8% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $167.7 million, up 6% both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $28.8 million, up 1% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the fourth quarter of 2010 was $481.7 million, up 4% from the prior year similar period, both before and after the effect of foreign exchange. Total revenue for the fourth quarter of 2009 includes the results of our North American Self Awareness Solutions business which we divested in the third quarter of 2010.

Operating income before non-core gains and charges for the fourth quarter of 2010 was $167.3 million, up 7% from the prior year similar period. On a GAAP basis, operating income was $150.3 million, up 2% from the prior year similar period.

Net income attributable to D&B before non-core gains and charges for the fourth quarter of 2010 was $96.5 million, up 5% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the quarter was $92.6 million, up 10% from the prior year similar period.

See attached Schedule 3 for additional detail.

Fourth Quarter 2010 Segment Results

North America

Core revenue for the fourth quarter of 2010 was $351.0 million, up 2% from the prior year similar period both before and after the effect of foreign exchange.

North America core revenue results for the fourth quarter of 2010 reflect the following:

•	Risk Management Solutions revenue of $189.6 million, up 1% both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $133.5 million, up 5% both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $27.9 million, up 1% before the effect of foreign exchange (flat after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the fourth quarter of 2010 was $351.0 million, down 2% from the prior year similar period, both before and after the effect of foreign exchange. Total revenue for the fourth quarter of 2009 includes the results of our Self Awareness Solutions business which we divested in the third quarter of 2010.

Operating income before non-core gains and charges for the fourth quarter of 2010 was $155.0 million, up 6% from the prior year similar period, primarily due to our scalable business model and reengineering savings. On a GAAP basis, operating income was $155.0 million, up 8% from the prior year similar period.

See attached Schedule 3 for additional detail.

International

Core and total revenue for the fourth quarter of 2010 was $130.7 million, up 24% (acquisition activity contributed approximately 20 percentage points of the total growth) from the prior year similar period before the effect of foreign exchange (up 23% after the effect of foreign exchange) and includes our results from the recent acquisition of Dun & Bradstreet Australia Holdings Limited (“D&B Australia”) that occurred on August 31, 2010.

International core and total revenue results for the fourth quarter of 2010 reflect the following:

•	Risk Management Solutions revenue of $95.6 million, up 29% before the effect of foreign exchange (up 27% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $34.2 million, up 11% before the effect of foreign exchange (up 13% after the effect of foreign exchange); and

•	Internet Solutions revenue of $0.9 million, up 2% before the effect of foreign exchange (up 1% after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the fourth quarter of 2010 was $24.5 million, down 16% from the prior year similar period. The decrease was primarily related to ongoing macroeconomic challenges in Japan, increased data coverage in our Asia Pacific region as well as an approximate $2 million negative impact from foreign exchange, partially offset by growth in our other International markets.

Full Year 2010 Results

Diluted earnings per share before non-core gains and charges for the full year 2010 were $5.66, up 4% from $5.42 in the prior year similar period. On a GAAP basis, diluted earnings per share for the full year 2010 were $4.98, down 17% from $5.99 in the prior year similar period, primarily due to non-core gains and charges.

See attached Schedule 3 for additional detail.

Core revenue for the full year 2010 was $1,643.7 million, up 3% from the prior year similar period both before and after the effect of foreign exchange.

Core revenue results for the full year 2010 reflect the following by solution set:

•	Risk Management Solutions revenue of $1,036.7 million, up 3% both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $492.1 million, up 3% before the effect of foreign exchange (up 4% after the effect of foreign exchange); and

•	Internet Solutions revenue of $114.9 million, down 3% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2010 was $1,676.6 million. This result is down 1% as compared to the prior year, both before and after the effect of foreign exchange, which includes the results of both the North American Self Awareness Solutions business that was divested in the third quarter of 2010 and the domestic portion of our Italian operation that was divested during the second quarter of 2009.

Operating income before non-core gains and charges for the full year 2010 was $480.8 million, down 2% from the prior year similar period. On a GAAP basis, operating income for the full year 2010 was $409.1 million, down 12% from the prior year similar period.

Net income attributable to D&B before non-core gains and charges for the full year 2010 was $286.3 million, down 1% from the prior year similar period. This result is primarily due to lower operating income during 2010 and expenses related to the $300 million bond refinancing during the fourth quarter of 2010, partially offset by lower taxes. On a GAAP basis, net income attributable to D&B for the full year 2010 was $252.1 million, down 21% from the prior year similar period, primarily due to non-core gains and charges.

See attached Schedule 3 for additional detail.

Free cash flow for the full year 2010, excluding the impact of legacy tax matters, was $249.2 million, including approximately $36 million related to the Strategic Technology Investment, compared to $296.2 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities for the full year 2010, excluding the impact of legacy tax matters, was $315.1 million, compared to $361.5 million in the prior year similar period. On a GAAP basis, net cash provided by operating activities for the full year 2010 was $319.4 million, compared to $369.5 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the full year 2010 under the Company’s discretionary repurchase program totaled $81.0 million (approximately 1.1 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $53.8 million (approximately 0.7 million shares).

The Company ended the quarter with $78.5 million of cash and cash equivalents and total debt of $973.5 million.

Full Year 2010 Segment Results

North America

Core revenue for the full year 2010 was $1,229.5 million, down 1% from the prior year similar period both before and after the effect of foreign exchange.

North America core revenue results for the full year 2010 reflect the following:

•	Risk Management Solutions revenue of $731.5 million, down 1% both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $386.5 million, flat both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $111.5 million, down 3% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2010 was $1,262.4 million, down 4% from the prior year similar period, both before and after the effect of foreign exchange. Total revenue for the full year 2009 includes the results of our Self Awareness Solutions business which was divested during the third quarter of 2010.

Operating income before non-core gains and charges for the full year 2010 was $472.6 million, down 3% from the prior year similar period, primarily due to lower revenue and increased investment spending not related to the Strategic Technology Investment, partially offset by reengineering savings. On a GAAP basis, operating income was $452.2 million, down 6% from the prior year similar period. This decrease was primarily due to a $20.4 million charge and a $3.0 million charge for impaired intangible assets in 2010 and 2009, respectively.

See attached Schedule 3 for additional detail.

International

Core revenue for the full year 2010 was $414.2 million, up 16% (acquisition activity contributed approximately 11 percentage points of the total growth) from the prior year similar period before the effect of foreign exchange (up 17% percent after the effect of foreign exchange) and includes the results of the recent acquisition of D&B Australia that occurred on August 31, 2010.

International core revenue results for the full year 2010 reflect the following:

•	Risk Management Solutions revenue of $305.2 million, up 16% both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $105.6 million, up 16% percent before the effect of foreign exchange (up 19% after the effect of foreign exchange); and

•	Internet Solutions revenue of $3.4 million, down 4% before the effect of foreign exchange (flat after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2010 was $414.2 million. This result is up 9% as compared to the prior year similar period before the effect of foreign exchange (up 10% after the effect of foreign exchange), which includes the results of the domestic portion of our Italian operation that was divested during the second quarter 2009.

Operating income for the full year 2010 was $71.6 million, down 12% from the prior year similar period. The decrease was primarily related to macroeconomic challenges in Japan, increased data coverage in our Asia Pacific region, approximately $3.2 million of one-time transaction fees related to the D&B Australia acquisition as well as an approximate $2 million negative impact from foreign exchange, partially offset by growth in our other International markets.

Non-Core Gains and Charges

During the fourth quarter of 2010, the Company recorded:

•

A net pre-tax, non-core charge of $17.7 million and a net after-tax, non-core charge of $3.9 million. This compares to a net pre-tax, non-core charge of $12.3 million and a net after-tax non-core charge of $7.6 million during the fourth quarter of 2009.

For the full year 2010, the Company recorded:

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A net pre-tax, non-core charge of $45.3 million and a net after-tax, non-core charge of $34.2 million. This compares to a net pre-tax, non-core charge of $14.5 million and a net after-tax, non-core gain of $30.7 million in 2009.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Strategic Technology Investment

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers.

In the fourth quarter of 2010, the Company incurred $12.3 million of total operating expenses (or $0.18 per diluted share) on the Strategic Technology Investment, which was included in the non-core gains and charges, and $4.2 million of capital expenditures and additions to computer software and other intangibles related to the Strategic Technology Investment.

For the full year 2010, we have incurred $36.5 million of total operating expenses (or $0.55 per diluted share) on the Strategic Technology Investment, which was included in the non-core gains and charges, and $8.8 million of capital expenditures and additions to computer software and other intangibles related to the Strategic Technology Investment.

During 2010, D&B achieved the following results regarding the milestones outlined during our 2010 Investor Day: i) opened a new application development center in Ireland that is focused on global applications development, ii) completed the migration of our Data Center to a new facility located in Conway, Arkansas, iii) introduced web service driven products, including the replatformed version of DNB.com, and D&B 360 that leverages the concept of Data as a Service and iv) surpassed our stated year-end data enhancement goals for the number of records in our data bases (188 million actual vs. 2010 year-end goal of 175 million), number of trade scores (25 million actual vs. 2010 year-end goal of 16 million) and the number of linked records (17 million actual vs. 2010 year-end goal of 16 million).

During 2011, the project will largely center on the rebuild of our data supply chain. Given the critical nature of this function, we made the decision to develop the capability in-house, due to the strategic advantages and increased platform flexibility we realize by retaining this expertise. As a result of this change, we now expect the Strategic Technology Investment to be completed during the second half of 2012 and the total cost to be closer to the high end of our previous range of $110 to $130 million.

For the full year 2011, the Company anticipates spending between $55 to $65 million.

See attached Schedule 3 for additional detail.

2011 Financial Flexibility

D&B continues to create financial flexibility through several reengineering initiatives aimed at greater efficiency and productivity, including the following:

•	restructuring underperforming businesses, acquisitions and partnerships;

•	redesigning enabling functions and support services;

•	improving marketing and sales go-to-market processes;

•	negotiating lower fees across vendors; and

•	tightening controls on hiring and discretionary spending

D&B expects its ongoing financial flexibility initiatives to create $75 million to $80 million of financial flexibility in 2011, before any transition costs and restructuring charges and before any reallocation of savings generated by the initiatives. The Company expects to incur transition costs of approximately $5 million to $7 million and pre-tax restructuring charges totaling $10 million to $15 million associated with its ongoing reengineering efforts.

Full Year 2011 Guidance

D&B today provided the following financial guidance for the full year 2011:

•	Core revenue growth of 5% to 8%, before the effect of foreign exchange;

•	Operating income growth of 2% to 6%, before non-core gains and charges;

•	Diluted EPS growth of 6% to 10%, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, which excludes the impact of legacy tax matters but includes the Strategic Technology Investment.

The impact of our Strategic Technology Investment has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

Effective January 1, 2011, D&B prospectively adopted the new revenue recognition standard, Accounting Standards Updates (“ASU”) 2009-13 “Revenue Recognition – Multiple-Deliverable Revenue Arrangements.” The impact of this adoption resulted in accelerating revenue recognition from certain of our products sold in multi-element arrangements that had previously been recognized on a ratable basis and to better reflect the economics of these arrangements. The impact to 2011 is included in our guidance outlined above and is not expected to have a material effect on our 2011 revenue, operating income, diluted EPS or our free cash flow.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Cash Dividend Increased

D&B today announced that it has declared an increased quarterly cash dividend of $0.36 per share, up from D&B’s prior quarterly dividend of $0.35 per share. This quarterly cash dividend is payable on March 16, 2011, to shareholders of record at the close of business on February 28, 2011.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2009, filed February 25, 2010 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Fourth Quarter and Full Year 2010 Teleconference

As previously announced, D&B will review its fourth quarter and full year 2010 financial results in a conference call with the investment community on Thursday, February 3, 2011, at 8 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 169 years. D&B’s global commercial database contains more than 188 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2011 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

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D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain appropriate investment in our technology initiative thereafter.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macroeconomic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet could have material adverse effect on D&B’s business and financial results.

•

D&B’s ability to introduce new solutions or services having more breadth and depth of data which allow customers more flexible use of D&B data through web services and third party solutions, in a seamless way and without disruption to existing solutions, such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

The profitability of our International segment depends on our ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing, such as DNBi, and successfully managing our D&B Worldwide Network, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/ or publication of information, particularly in emerging markets;

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

Amounts in millions, except per share data				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Full Year		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$351.0	$343.2	2%	0%	2%	$1,229.5	$1,239.4	(1)%	0%	(1)%
International	130.7	106.3	23%	(1)%	24%	414.2	355.4	17%	1%	16%

Core Revenue	481.7	449.5	7%	0%	7%	1,643.7	1,594.8	3%	0%	3%
Divested Business (1)	—	14.2	N/M	N/M	N/M	32.9	92.2	(64)%	1%	(65)%

Total Revenue	$481.7	$463.7	4%	0%	4%	$1,676.6	$1,687.0	(1)%	0%	(1)%

Operating Income (Loss):
North America (2)	$155.0	$143.8	8%			$452.2	$482.5	(6)%
International	24.5	29.2	(16)%			71.6	81.1	(12)%

Total Divisions	179.5	173.0	4%			523.8	563.6	(7)%
Corporate and Other (3)	(29.2)	(25.8)	(13)%			(114.7)	(99.1)	(16)%

Operating Income	150.3	147.2	2%			409.1	464.5	(12)%

Interest Income	0.7	0.5	28%			2.1	3.0	(30)%
Interest Expense	(11.7)	(11.5)	(1)%			(46.0)	(45.7)	(1)%
Other Income (Expense) - Net (4)	(5.0)	(3.2)	(53)%			22.7	10.7	N/M

Non-Operating Income (Expense) - Net	(16.0)	(14.2)	(12)%			(21.2)	(32.0)	34%

Income before Provision for Income Taxes	134.3	133.0	1%			387.9	432.5	(10)%
Provision for Income Taxes	42.6	48.6	12%			137.9	112.1	(23)%
Equity in Net Income (Loss) of Affiliates	0.2	0.6	(73)%			0.9	1.6	(46)%

Net Income	$91.9	$85.0	8%			$250.9	$322.0	(22)%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest	0.7	(0.6)	N/M			1.2	(2.6)	N/M

Net Income Attributable to D&B (5)	$92.6	$84.4	10%			$252.1	$319.4	(21)%

Less: Allocation to Participating Securities	(0.3)	(0.6)	54%			(1.0)	(2.2)	56%

Net Income Attributable to D&B Common Shareholders	$92.3	$83.8	10%			$251.1	$317.2	(21)%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.86	$1.63	14%			$5.03	$6.06	(17)%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.85	$1.61	15%			$4.98	$5.99	(17)%

Weighted Average Number of Shares Outstanding:
Basic	49.6	51.5	4%			49.9	52.3	5%

Diluted	50.0	52.1	4%			50.4	52.9	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

Amounts in millions, except per share data				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Full Year		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$351.0	$343.2	2%	0%	2%	$1,229.5	$1,239.4	(1)%	0%	(1)%
International	130.7	106.3	23%	(1)%	24%	414.2	355.4	17%	1%	16%

Core Revenue	481.7	449.5	7%	0%	7%	1,643.7	1,594.8	3%	0%	3%
Divested Business (1)	—	14.2	N/M	N/M	N/M	32.9	92.2	(64)%	1%	(65)%

Total Revenue	$481.7	$463.7	4%	0%	4%	$1,676.6	$1,687.0	(1)%	0%	(1)%

Operating Income (Loss):
North America (2)	$155.0	$146.8	6%			$472.6	$485.5	(3)%
International	24.5	29.2	(16)%			71.6	81.1	(12)%

Total Divisions	179.5	176.0	2%			544.2	566.6	(4)%
Corporate and Other (3)	(12.2)	(19.0)	36%			(63.4)	(76.0)	17%

Operating Income	167.3	157.0	7%			480.8	490.6	(2)%

Interest Income	0.7	0.5	28%			2.1	3.0	(30)%
Interest Expense	(11.7)	(11.5)	(1)%			(46.0)	(45.7)	(1)%
Other Income (Expense) - Net (4)	(4.3)	(0.7)	N/M			(3.7)	(0.9)	N/M

Non-Operating Income (Expense) - Net	(15.3)	(11.7)	(30)%			(47.6)	(43.6)	(9)%

Income before Provision for Income Taxes	152.0	145.3	5%			433.2	447.0	(3)%
Provision for Income Taxes	56.4	53.3	(6)%			149.0	157.3	5%
Equity in Net Income (Loss) of Affiliates	0.2	0.6	(73)%			0.9	1.6	(46)%

Net Income	$95.8	$92.6	3%			$285.1	$291.3	(2)%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest	0.7	(0.6)	N/M			1.2	(2.6)	N/M

Net Income Attributable to D&B (5)	$96.5	$92.0	5%			$286.3	$288.7	(1)%

Less: Allocation to Participating Securities	(0.3)	(0.6)	54%			(1.1)	(2.0)	44%

Net Income Attributable to D&B Common Shareholders	$96.2	$91.4	5%			$285.2	$286.7	(1)%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.94	$1.77	10%			$5.71	$5.48	4%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.92	$1.75	10%			$5.66	$5.42	4%

Weighted Average Number of Shares Outstanding:
Basic	49.6	51.5	4%			49.9	52.3	5%

Diluted	50.0	52.1	4%			50.4	52.9	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	Includes revenue from the Italian Domestic business and the North American Self Awareness Solutions business
(2)	The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
			% Change			% Change
Amounts in millions	2010	2009	Fav/(Unfav)	2010	2009	Fav/(Unfav)
North America Operating Income (Schedule 1)	$155.0	$143.8	8%	$452.2	$482.5	(6)%
Impaired Intangible Assets	—	(3.0)	N/M	(20.4)	(3.0)	N/M

North America Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$155.0	$146.8	6%	$472.6	$485.5	(3)%

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
			% Change			% Change
Amounts in millions	2010	2009	Fav/(Unfav)	2010	2009	Fav/(Unfav)
Corporate and Other - GAAP Results (Schedule 1)	$(29.2)	$(25.8)	(13)%	$(114.7)	$(99.1)	(16)%
Restructuring Charges	(4.7)	(6.8)	32%	(14.8)	(23.1)	36%
Strategic Technology Investment	(12.3)	—	N/M	(36.5)	—	N/M

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(12.2)	$(19.0)	36%	$(63.4)	$(76.0)	17%

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
			% Change			% Change
Amounts in millions	2010	2009	Fav/(Unfav)	2010	2009	Fav/(Unfav)
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(5.0)	$(3.2)	(53)%	$22.7	$10.7	N/M
Effect of Legacy Tax Matters	(1.2)	0.3	N/M	(0.4)	1.0	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	—	4.1	N/M
Strategic Technology Investment	0.5	—	N/M	0.3	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	—	N/M	23.1	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	—	N/M	3.4	—	N/M
Gain on Disposal of Italian Domestic business	—	(2.8)	N/M	—	6.5	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(4.3)	$(0.7)	N/M	$(3.7)	$(0.9)	N/M

	Quarter Ended December 31,			Full Year December 31,
Amounts in millions	2010	2009		2010	2009
Total Pre-Tax Impacts:
Impaired Intangible Assets	$—	$(3.0)		$(20.4)	$(3.0)
Restructuring Charges	(4.7)	(6.8)		(14.8)	(23.1)
Strategic Technology Investment	(12.3)	—		(36.5)	—
Effect of Legacy Tax Matters	(1.2)	0.3		(0.4)	1.0
Settlement of Legacy Tax Matter Arbitration	—	—		—	4.1
Strategic Technology Investment	0.5	—		0.3	—
Gain on Disposal of North American Self Awareness Solutions business	—	—		23.1	—
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	—		3.4	—
Gain on Disposal of Italian Domestic business	—	(2.8)		—	6.5

Total Pre-Tax Impacts	$(17.7)	$(12.3)		$(45.3)	$(14.5)

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
			% Change			% Change
Amounts in millions	2010	2009	Fav/(Unfav)	2010	2009	Fav/(Unfav)
Net Income Attributable to D&B - GAAP Results (Schedule 1)	$92.6	$84.4	10%	$252.1	$319.4	(21)%
Restructuring Charges	(2.9)	(4.5)	36%	(9.6)	(14.7)	35%
Impaired Intangible Assets	—	(1.8)	N/M	(12.8)	(1.8)	N/M
Strategic Technology Investment	(9.0)	—	N/M	(27.9)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	—	N/M	14.1	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	—	N/M	2.1	—	N/M
Effect of Legacy Tax Matters	(0.9)	—	N/M	(0.9)	—	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	—	1.0	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	(13.0)	—	N/M
Benefits Derived from Worldwide Legal Entity Simplification	—	—	N/M	—	36.2	N/M
Gain on Disposal of Italian Domestic business	—	(1.3)	N/M	—	10.0	N/M
Refund Claims on Legacy Tax Matters	8.9	—	N/M	13.8	—	N/M

After-Tax Impact	(3.9)	(7.6)		(34.2)	30.7

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$96.5	$92.0	5%	$286.3	$288.7	(1)%

(6)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,			Full Year December 31,
			% Change			% Change
	2010	2009	Fav/(Unfav)	2010	2009	Fav/(Unfav)
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.85	$1.61	15%	$4.98	$5.99	(17)%
Restructuring Charges	$(0.05)	$(0.09)	44%	$(0.19)	$(0.28)	32%
Impaired Intangible Assets	—	(0.03)	N/M	(0.25)	(0.04)	N/M
Strategic Technology Investment	(0.18)	—	N/M	(0.55)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	—	N/M	0.28	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	—	N/M	0.04	—	N/M
Effect of Legacy Tax Matters	(0.02)	—	N/M	(0.02)	—	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	—	0.02	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	(0.26)	—	N/M
Benefits Derived from Worldwide Legal Entity Simplification	—	—	N/M	—	0.68	N/M
Gain on Disposal of Italian Domestic business	—	(0.02)	N/M	—	0.19	N/M
Refund Claims on Legacy Tax Matters	0.18	—	N/M	0.27	—	N/M

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$1.92	$1.75	10%	$5.66	$5.42	4%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

Amounts in millions				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Full Year		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$189.6	$187.9	1%	0%	1%	$731.5	$739.3	(1)%	0%	(1)%
Sales & Marketing Solutions	133.5	127.4	5%	0%	5%	386.5	385.5	0%	0%	0%
Internet Solutions	27.9	27.9	0%	(1)%	1%	111.5	114.6	(3)%	0%	(3)%

Subtotal Core Revenue	351.0	343.2	2%	0%	2%	1,229.5	1,239.4	(1)%	0%	(1)%
Divested Business [1]	—	14.2	N/M	N/M	N/M	32.9	70.3	(53)%	0%	(53)%

Total North America Revenue	351.0	357.4	(2)%	0%	(2)%	1,262.4	1,309.7	(4)%	0%	(4)%
International:
Risk Management Solutions	95.6	75.1	27%	(2)%	29%	305.2	262.9	16%	0%	16%
Sales & Marketing Solutions	34.2	30.4	13%	2%	11%	105.6	89.1	19%	3%	16%
Internet Solutions	0.9	0.8	1%	(1)%	2%	3.4	3.4	0%	4%	(4)%

Subtotal Core Revenue	130.7	106.3	23%	(1)%	24%	414.2	355.4	17%	1%	16%
Divested Business [1]	—	—	N/M	N/M	N/M	—	21.9	N/M	N/M	N/M

Total International Revenue	130.7	106.3	23%	(1)%	24%	414.2	377.3	10%	1%	9%
Total Corporation:
Risk Management Solutions	285.2	263.0	8%	(1)%	9%	1,036.7	1,002.2	3%	0%	3%
Sales & Marketing Solutions	167.7	157.8	6%	0%	6%	492.1	474.6	4%	1%	3%
Internet Solutions	28.8	28.7	1%	0%	1%	114.9	118.0	(3)%	0%	(3)%

Subtotal Core Revenue	481.7	449.5	7%	0%	7%	1,643.7	1,594.8	3%	0%	3%
Divested Business [1]	—	14.2	N/M	N/M	N/M	32.9	92.2	(64)%	1%	(65)%

Total Revenue	$481.7	$463.7	4%	0%	4%	$1,676.6	$1,687.0	(1)%	0%	(1)%

Operating Costs:
Operating Expenses	$149.1	$133.4	(12)%			$557.7	$500.3	(12)%
Selling and Administrative Expenses	157.8	160.6	2%			626.9	641.0	2%
Depreciation and Amortization	19.8	15.7	(26)%			68.1	58.1	(17)%
Restructuring Expense	4.7	6.8	32%			14.8	23.1	36%

Total Operating Costs [2]	$331.4	$316.5	(5)%			$1,267.5	$1,222.5	(4)%

Capital Expenditures [3]	$1.9	$3.2	40%			$9.5	$9.2	(3)%

Additions to Computer Software & Other Intangibles [3]	$15.1	$14.2	(7)%			$56.4	$56.1	(1)%

	Quarter Ended
Amounts in millions	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
Net Debt Position:
Cash and Cash Equivalents	$78.5	$77.2	$209.7	$218.7	$222.9	$187.3	$226.4	$179.9	$164.2
Short-Term Debt	(1.5)	(301.4)	(301.3)	(302.7)	(1.7)	(1.3)	(0.6)	(0.6)	—
Long-Term Debt	(972.0)	(654.6)	(625.1)	(649.7)	(961.8)	(894.2)	(868.0)	(900.0)	(904.3)

Net Debt	$(895.0)	$(878.8)	$(716.7)	$(733.7)	$(740.6)	$(708.2)	$(642.2)	$(720.7)	$(740.1)

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Full Year
Amounts in millions	Dec 31, 2010	Dec 31, 2009	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$319.4	$369.5	(14)%
Less:
Capital Expenditures (GAAP Results) [3]	9.5	9.2	(3)%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	56.4	56.1	(1)%

Free Cash Flow	$253.5	$304.2	(17)%
Legacy Tax Matters (Refund) Payment	(4.3)	(8.0)	46%

Free Cash Flow Excluding Legacy Tax Matters	$249.2	$296.2	(16)%

	Full Year
Amounts in millions	Dec 31, 2010	Dec 31, 2009	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$319.4	$369.5	(14)%
Legacy Tax Matters (Refund) Payment	(4.3)	(8.0)	46%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$315.1	$361.5	(13)%

Notes:

	Quarter Ended		Full Year
	December 31,		December 31,
	2010	2009	2010	2009
1 Divested Business:
North America:
Risk Management Solutions	$0.0	$13.9	$32.0	$69.6
Sales & Marketing Solutions	0.0	0.0	0.0	0.0
Internet Solutions	0.0	0.3	0.9	0.7

Total Divested Business	0.0	14.2	32.9	70.3

International:
Risk Management Solutions	$0.0	$0.0	$0.0	$18.7
Sales & Marketing Solutions	0.0	0.0	0.0	3.2
Internet Solutions	0.0	0.0	0.0	0.0

Total Divested Business	0.0	0.0	0.0	21.9

Total Corporation:
Risk Management Solutions	$0.0	$13.9	$32.0	$88.3
Sales & Marketing Solutions	0.0	0.0	0.0	3.2
Internet Solutions	0.0	0.3	0.9	0.7

Total Divested Business	$0.0	$14.2	$32.9	$92.2

2 Strategic Technology Investment:
Operating Expenses	$9.9	$0.0	$30.3	$0.0
Selling and Administrative Expenses	2.0	0.0	5.5	0.0
Depreciation and Amortization	0.4	0.0	0.7	0.0

Total Operating Costs	$12.3	$0.0	$36.5	$0.0

3 Strategic Technology Investment:
Capital Expenditures	$0.0	$0.0	$4.1	$0.0
Additions to Computer Software & Other Intangibles	$4.2	$0.0	$4.7	$0.0

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended December 31, 2010 vs. 2009							Full Year December 31, 2010 vs. 2009
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	% of Total Customer Solution Sets/Core				AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	% of Total Customer Solution Sets/Core
				2010		2009					2010		2009
				% Product Line/Core		% Product Line/Core					% Product Line/Core		% Product Line/Core
Revenue:
North America:
Risk Management Solutions:
Traditional	0%	0%	0%	66%	36%	67%	37%	(2)%	1%	(3)%	68%	41%	69%	41%
VAPs	4%	0%	4%	25%	13%	24%	13%	0%	0%	0%	23%	14%	23%	14%
Supply Management Solutions	0%	0%	0%	9%	5%	9%	5%	8%	1%	7%	9%	5%	8%	5%
Total Risk Management Solutions	1%	0%	1%		54%		55%	(1)%	0%	(1)%		60%		60%
Sales & Marketing Solutions:
Traditional	(13)%	0%	(13)%	28%	11%	34%	13%	(11)%	0%	(11)%	33%	10%	37%	11%
VAPs	14%	0%	14%	72%	27%	66%	24%	7%	0%	7%	67%	21%	63%	20%
Total Sales & Marketing Solutions	5%	0%	5%		38%		37%	0%	0%	0%		31%		31%
Internet Solutions	0%	(1)%	1%		8%		8%	(3)%	0%	(3)%		9%		9%
Core Revenue	2%	0%	2%					(1)%	0%	(1)%
Divested Business	N/M	N/M	N/M					(53)%	0%	(53)%
Total North America Revenue	(2)%	0%	(2)%					(4)%	0%	(4)%
International:
Risk Management Solutions:
Traditional	10%	(2)%	12%	86%	63%	83%	59%	13%	0%	13%	86%	63%	84%	62%
VAPs	7%	(4)%	11%	13%	10%	16%	11%	(2)%	(1)%	(1)%	13%	10%	15%	11%
Supply Management Solutions	(6)%	(1)%	(5)%	1%	0%	1%	1%	8%	0%	8%	1%	1%	1%	1%
Total Risk Management Solutions	27%	(2)%	29%		73%		71%	16%	0%	16%		74%		74%
Sales & Marketing Solutions:
Traditional	8%	(1)%	9%	56%	14%	58%	16%	31%	2%	29%	58%	15%	53%	13%
VAPs	18%	4%	14%	44%	12%	42%	12%	5%	4%	1%	42%	10%	47%	12%
Total Sales & Marketing Solutions	13%	2%	11%		26%		28%	19%	3%	16%		25%		25%
Internet Solutions	1%	(1)%	2%		1%		1%	0%	4%	(4)%		1%		1%
Core Revenue	23%	(1)%	24%					17%	1%	16%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M
Total International Revenue	23%	(1)%	24%					10%	1%	9%
Total Corporation:
Risk Management Solutions:
Traditional	3%	(1)%	4%	73%	43%	71%	42%	2%	0%	2%	74%	46%	73%	46%
VAPs	5%	0%	5%	21%	12%	22%	13%	0%	0%	0%	20%	13%	21%	13%
Supply Management Solutions	0%	0%	0%	6%	4%	7%	4%	8%	1%	7%	6%	4%	6%	4%
Total Risk Management Solutions	8%	(1)%	9%		59%		59%	3%	0%	3%		63%		63%
Sales & Marketing Solutions:
Traditional	(7)%	0%	(7)%	34%	12%	38%	13%	(1)%	0%	(1)%	38%	12%	40%	12%
VAPs	15%	1%	14%	66%	23%	62%	22%	7%	1%	6%	62%	18%	60%	18%
Total Sales & Marketing Solutions	6%	0%	6%		35%		35%	4%	1%	3%		30%		30%
Internet Solutions	1%	0%	1%		6%		6%	(3)%	0%	(3)%		7%		7%
Core Revenue	7%	0%	7%					3%	0%	3%
Divested Business	N/M	N/M	N/M					(64)%	1%	(65)%
Total Revenue	4%	0%	4%					(1)%	0%	(1)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6
Supplemental Revenue Data (unaudited)

	Quarter Ended
% of Core Product Line	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
North America Risk Management Solutions
Subscription [1]	67%	69%	71%	71%	69%	70%	69%	65%	59%	58%	55%	50%
Non-Subscription [1]	33%	31%	29%	29%	31%	30%	31%	35%	41%	42%	45%	50%
North America Risk Management Solutions
DNBi [2]	57%	58%	60%	59%	54%	54%	53%	49%	44%	42%	38%	32%
Non-DNBi [2]	43%	42%	40%	41%	46%	46%	47%	51%	56%	58%	62%	68%

	Full Year December 31, 2010		Full Year December 31, 2009		Full Year December 31, 2008
% of Core International Revenue	Amounts in millions	% of Core	Amounts in millions	% of Core	Amounts in millions	% of Core
International:
Europe and Other International Markets (excluding Asia Pacific)	$236.4	57%	$218.2	61%	$230.7	73%
Asia Pacific	177.8	43%	137.2	39%	83.7	27%

Core Revenue	$414.2		$355.4		$314.4

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.